EXHIBIT 10.2

FIRST AMENDMENT TO LEASE
DATED MARCH 15, 2010
BETWEEN
THE BLOOM ORGANIZATION OF SOUTH JERSEY, LLC (LANDLORD)
AND
TELVUE CORPORATION (TENANT)

          PURSUANT to a Lease dated March 1, 2010 for 8,732 square feet of space known as 16000 Horizon Way, Suite 500, Mount Laurel, New Jersey; between the aforementioned parties, the following changes shall be made:

1.	PREMISE:	16000 Horizon Way, Suite 500
Mount Laurel, New Jersey

2.	SIZE:	8,732 square feet

3.	OPERATING
EXPENSE
	ALLOCATION:	The 2009 base year Operating Expense Allocation
in Article 5 of the Lease titled “Additional Rent” is
$2,795 per month; $3.84 per square foot.

All other terms and conditions of the original Lease will remain in full force and effect.

THE BLOOM ORGANIZATION
OF SOUTH JERSEY, LLC, (Landlord)

By:	/s/ Frank Martin

Frank Martin, President

TELVUE CORPORATION, (Tenant)

By:	/s/ Jesse Lerman

Name:	Jesse Lerman

Title:	President & CEO